EXHIBIT 8

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

     The table below lists the Registrant subsidiaries. Unless otherwise indicated, the Registrant, or one of its subsidiaries, own 100% of the outstanding capital stock of the subsidiary.

NAME OF SUBSIDIARY                                      COUNTRY OF INCORPORATION
------------------                                      ------------------------

Senstar-Stellar Corporation                             Canada

Magal Senstar Inc.                                      United States (Delaware)

Senstar GmbH                                            Germany

Kobb Inc.                                               United States (Delaware)

Magal B.V.                                              The Netherlands

Senstar-Stellar Latin America S.A. de C.V.              Mexico

Senstar-Stellar Limited                                 United Kingdom

Smart Interactive Systems, Inc.                         United States (Delaware)

E.S.E. Ltd.                                             Israel

Magal Security Sisteme S.R.L                            Romania

Magal Security Systems Poland                           Poland